Exhibit 10.2

AMENDMENT TO THE

COVENTRY HEALTH CARE, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

          WHEREAS, Coventry Health Care, Inc. (the “Company”) maintains the Coventry Health Care, Inc. 2004 Incentive Plan (the “Plan”); and

          WHEREAS, the Company has previously granted ____ [insert number of options] non-qualified stock options to _____________ ______________ [insert name of optionee] pursuant to the Coventry Health Care, Inc. Non-qualified Stock Option Agreement, dated ____________ (the “Award”); and

          WHEREAS, pursuant to Section 13 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may amend the Award; and

          WHEREAS, the Committee desires to amend the Award to revise Section 11 of the Award regarding adjustments to the shares granted thereunder as a result of an equity restructuring (or other similar transaction) by the Company.

          NOW, THEREFORE, effective _______________ ___, 2006, the Committee hereby amends the Award as follows:

1.	Section 11 of the Award is amended to read as follows:

11.	Adjustments Upon Changes in Capitalization.

If at any time after the date of grant of this Option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this Option and the price of each such share shall be equitably and proportionately adjusted for any such change by the Compensation Committee. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Option shall be adjusted accordingly.

          IN WITNESS WHEREOF, the Committee has caused this Amendment to the Coventry Health Care, Inc. Non-qualified Stock Option Agreement to be executed by its duly authorized representative on this ____ day of _______________________, 2006, effective __________________ ____, 2006.

COVENTRY HEALTH CARE, INC.

By:________________________________
Name:
Title: